EX.99.906.CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Babson Capital Global Short Duration High Yield Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Babson Capital Global Short Duration High Yield Fund for the year ended December 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Babson Capital Global Short Duration High Yield Fund for the stated period.

/s/ Russ Morrison Russ Morrison President and Principal Executive Officer, Babson Capital Global Short Duration High Yield Fund	/s/ Patrick Hoefling Patrick Hoefling Chief Financial Officer, Babson Capital Global Short Duration High Yield Fund

Date: March 11, 2013	Date: March 11, 2013

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Babson Capital Global Short Duration High Yield Fund for purposes of Section 18 of the Securities Exchange Act of 1934.